Exhibit (a)(1)(T)
AMENDED NOTICE OF GUARANTEED DELIVERY
(Not to be used for Signature Guarantee)

for

Tender of Shares of Common Stock

of

The Home Depot, Inc.

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT
5:00 P.M., NEW YORK CITY TIME, AUGUST 31, 2007 (THE “EXPIRATION TIME”), UNLESS THE
OFFER IS EXTENDED.

As set forth in Section 3 of the Offer to Purchase (as defined below) this form (or a facsimile hereof) must be used to accept the Offer (as defined below) if (1) certificates representing your shares of common stock, par value $0.05 per share, of The Home Depot, Inc., a Delaware corporation, are not immediately available or cannot be delivered to the Depositary before the Expiration Time (as defined in the Offer to Purchase), (2) the procedures for book-entry transfer described in Section 3 of the Offer to Purchase cannot be completed before the Expiration Time or (3) time will not permit all required documents to reach the Depositary before the Expiration Time. This form, signed and properly completed, may be delivered by hand, mail or overnight delivery to the Depositary. See Section 3 of the Offer to Purchase.

The Depositary for the Offer is:

Computershare, Inc.

By First Class Mail:	By Facsimile:	By Registered, Certified, Express or Overnight Delivery:
Computershare, Inc.	(781) 930-4942	Computershare, Inc.
P.O. Box 859208		161 Bay State Drive
Braintree, MA 02185-9208		Braintree, MA 02184
Attn: Voluntary Dept.		Attn: Voluntary Dept.

Depositary Telephone Number to Confirm
Receipt of Notices: (781) 930-4900

DELIVERY OF THIS AMENDED NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

Deliveries to Home Depot, to the Lead Dealer Manager or the Co-Dealer Manager for the Offer or to the Information Agent for the Offer will not be forwarded to the Depositary and therefore will not constitute valid delivery. Deliveries to the book-entry transfer facility (as defined in the Offer to Purchase) will not constitute valid delivery to the Depositary.

This Amended Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on an Amended Letter of Transmittal is required to be guaranteed by an eligible institution under the instructions in the Amended Letter of Transmittal, the signature guarantee must appear in the applicable space provided in the signature box on the Amended Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to The Home Depot, Inc., a Delaware corporation (the “Company”), on the terms and subject to the conditions set forth in the Offer to Purchase dated July 10, 2007 as amended and supplemented by the Supplement to the Offer to Purchase dated August 10, 2007 (the “Offer to Purchase”), and the related Amended Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”), receipt of which is hereby acknowledged, the number of shares set forth below, all pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase. Unless the context otherwise requires, all references to the shares shall refer to the common stock of the Company.

Number of shares to be tendered:                      shares*

*Unless otherwise indicated, it will be assumed that all shares are to be tendered.

THE UNDERSIGNED IS TENDERING SHARES AS FOLLOWS (CHECK ONLY ONE BOX):

(1) SHARES TENDERED AT PRICE DETERMINED BY YOU (SEE INSTRUCTION 5 OF THE AMENDED LETTER OF TRANSMITTAL)

By checking ONE of the following boxes below INSTEAD OF THE BOX UNDER “Shares Tendered at Price Determined Under the Tender Offer,” the undersigned hereby tenders shares at the price checked. This action could result in none of the shares being purchased if the purchase price determined by the Company for the shares is less than the price checked below. A SHAREHOLDER WHO DESIRES TO TENDER SHARES AT MORE THAN ONE PRICE MUST COMPLETE A SEPARATE AMENDED NOTICE OF GUARANTEED DELIVERY AND/OR AMENDED LETTER OF TRANSMITTAL FOR EACH PRICE AT WHICH SHARES ARE TENDERED. The same shares cannot be tendered at more than one price, unless previously validly withdrawn as provided in Section 4 of the Offer to Purchase.

PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES
ARE BEING TENDERED

☐ $	37.00	☐ $38.00	☐ $39.00	☐ $40.00	☐ $41.00
☐ $	37.25	☐ $38.25	☐ $39.25	☐ $40.25	☐ $41.25
☐ $	37.50	☐ $38.50	☐ $39.50	☐ $40.50	☐ $41.50
☐ $	37.75	☐ $38.75	☐ $39.75	☐ $40.75	☐ $41.75
					☐ $42.00

OR

(2) SHARES TENDERED AT PRICE DETERMINED UNDER THE TENDER OFFER (SEE INSTRUCTION 5 OF THE AMENDED LETTER OF TRANSMITTAL)

By checking the box below INSTEAD OF ONE OF THE BOXES UNDER “Shares Tendered at Price Determined by You,” the undersigned hereby tenders shares at the purchase price, as the same shall be determined by the Company in accordance with the terms of the Offer. For purposes of determining the purchase price, those shares that are tendered by the undersigned agreeing to accept the purchase price determined in the Offer will be deemed to be tendered at the minimum price.

The undersigned wants to maximize the chance of having the Company purchase all of the shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this box instead of one of the price boxes above, the undersigned hereby tenders shares at, and is willing to accept, the purchase price determined by the Company in accordance with the terms of the Offer. THIS ACTION COULD LOWER THE PURCHASE PRICE AND COULD RESULT IN RECEIVING THE MINIMUM PRICE OF $37.00 PER SHARE. ☐

IF MORE THAN ONE BOX IS CHECKED ABOVE, OR IF NO BOX IS CHECKED, THERE IS NO VALID TENDER OF SHARES.

ODD LOTS
(See Section 1 of the Offer to Purchase)

To be completed only if shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 shares. The undersigned either (check one box):

☐	is the beneficial or record owner of an aggregate of fewer than 100 shares, all of which are being tendered; or

☐	is a broker, dealer, commercial bank, trust company, or other nominee that (a) is tendering for the beneficial owner(s), shares with respect to which it is the record holder, and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 shares and is tendering all of the shares.

In addition, the undersigned is tendering shares either (check one box):

☐	at the price per share indicated above in the section captioned “Price (In Dollars) per Share at Which Shares Are Being Tendered”; or

☐	at the purchase price, as the same will be determined by the Company in accordance with the terms of the Offer (persons checking this box need not indicate the price per share above).

CONDITIONAL TENDER
(See Section 6 of the Offer to Purchase)

A tendering shareholder may condition his, her or its tender of shares upon the Company purchasing a specified minimum number of shares tendered, all as described in Section 6 of the Offer to Purchase. Unless at least the minimum number of shares you indicate below is purchased by the Company pursuant to the terms of the Offer, none of the shares tendered by you will be purchased. It is the tendering shareholder’s responsibility to calculate the minimum number of shares that must be purchased if any are purchased, and each shareholder is urged to consult his, her or its own tax advisor before completing this section. Unless this box has been checked and a minimum specified, your tender will be deemed unconditional.

☐	The minimum number of shares that must be purchased from me, if any are purchased from me, is: shares.

If, because of proration, the minimum number of shares designated will not be purchased, the Company may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering shareholder must have tendered all of his, her or its shares and checked this box:

☐	The tendered shares represent all shares held by the undersigned.

Certificate Nos. (if available):

Name(s) of Record Holder(s):   (Please Type or Print)

Address(es):

Zip Code:

Daytime Area Code and Telephone Number:

Signature(s):

Dated:  , 2007

If shares will be tendered by book-entry transfer, check this box ☐ and provide the following information:

Name of Tendering Institution:

Account Number at Book-Entry Transfer Facility:

Transaction Code Number:

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THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED.
GUARANTEE
(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a firm that is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association, Inc., including the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program, or is otherwise an “eligible guarantor institution,” as that term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), hereby guarantees (1) that the above named person(s) “own(s)” the shares tendered hereby within the meaning of Rule 14e-4 under the Exchange Act, (2) that such tender of shares complies with Rule 14e-4 under the Exchange Act and (3) to deliver to the Depositary either the certificates representing the shares tendered hereby, in proper form for transfer, or a book-entry confirmation (as defined in the Offer to Purchase) with respect to such shares, in any such case together with a properly completed and duly executed Amended Letter of Transmittal, with any required signature guarantees, or an agent’s message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, within three trading days (as defined in the Offer to Purchase) after the date hereof.

The eligible institution that completes this form must communicate the guarantee to the Depositary and must deliver the Amended Letter of Transmittal or an agent’s message (as defined in the Offer to Purchase) and certificates for shares to the Depositary, or complete the procedures for book-entry transfer deliveries, within the time period shown herein. Failure to do so could result in financial loss to such eligible institution.

Name of Firm:

Authorized Signature:

Name:   (Please Type or Print)

Title:

Address:

Zip Code:

Area Code and Telephone Number:

Dated:  , 2007

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS AMENDED NOTICE.

CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR AMENDED LETTER OF TRANSMITTAL.

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